STORAGE AREA NETWORKS ANNOUNCES PRELIMINARY RESULTS FOR SECOND QUARTER 2003

CASTLE ROCK, Colo. — (BUSINESS WIRE) — Aug. 14, 2003.  Storage Area Networks (OTCBB:SANZ — News), a nationwide provider of data storage and data management solutions and services, announced today its summary results of operations for the second fiscal quarter of 2003. SANZ also announced that it will be delayed in filing its Quarterly Report on Form 10-QSB by several weeks, pending the completion of the ongoing audit of the 2001 and 2002 financial statements of Solunet Storage Inc. and its predecessors.

Results of Operations for the Quarter ended June 30, 2003. While the Company’s operating results for the June 30, 2003 quarter cannot be finalized until the audit of Solunet Storage’s (and its predecessor’s) historical financial statements is complete, SANZ expects that it will report revenues of $18 million for its fiscal second quarter, ended June 30 2003. This is the first period that includes the operations of both SANZ and Solunet Storage, which was acquired in April 2003. The Company expects to report gross profit for the quarter of $4.1 million, equating to a gross margin of 23%.

Total operating expense for the quarter, exclusive of depreciation and amortization, is expected to be $6.7 million. Of this amount, approximately $1.6 million represents non-recurring costs directly attributable to the combination with Solunet Storage, including investment banking fees, lawyers and other professionals’ fees, and severance and similar costs incurred as a consequence of the combination. The costs categorized above as “non-recurring” are limited to those items directly attributable to the combination, and does not include ordinary operating expenses such as salaries and rents that were eliminated later in the period in other cost reduction actions. Exclusive of these non-recurring items (and exclusive of depreciation and amortization), reported operating expense for the quarter is expected to be approximately $5.1 million. EBITDA (i.e., net loss before interest, taxes, depreciation and amortization), excluding the acquisition related non-recurring items noted above, is expected to be approximately ($1,000,000).

The Company will report the depreciation and amortization elements of operating expense, and will report net income, when it files its Form 10-QSB. The determination of depreciation and amortization is dependent on the completion of the ongoing audits of Solunet Storage and its predecessor, preventing computation of total operating expense and net income (loss) at this time. However, the Company currently expects that it will report a net loss in the range of $2.8 million-$3.0 million, or approximately $.03 per share. Excluding the acquisition-related non-recurring items referenced above, the Company expects that it will report a net loss in the range of $1.2 million-$1.4 million, or approximately $.01 per share.

The amounts stated above have not yet been subjected to the required review of the Company’s independent auditors. Such a review will be conducted prior to the filing of the Form 10-QSB. The amounts stated above therefore remain subject to adjustment following that review, in addition to any adjustments that are required as a consequence of the ongoing audit of Solunet Storage’s and its predecessors’ historical financial statements.

SANZ Chief Executive Officer John Jenkins said, “We are extremely pleased with the financial results that we achieved during the June quarter.

“In our first quarter of combined operations, we reached the $4,100,000 mark at the gross profit line, with a 23% gross margin performance. We had solid contribution from most all of our regions, with a good balance between Federal and Commercial activity. Our Technical Support Services contributed nicely and we entered the September quarter with another increase in Professional Services backlog where we continue to see expanded opportunities.”

Jenkins continued: “This was accomplished in parallel with an extensive program designed to reduce significantly our operating costs. While the timing of execution prevented us from realizing any substantial effect of these actions in the June quarter, the business combination provided the opportunity to address costs in a number of areas. We closed some duplicate facilities, combined our “back-office” and accounting operations, consolidated vendors and reallocated professional staff to those regions offering greatest opportunity. All in, we expect these actions to bring our operating costs (excluding depreciation and amortization) to our immediate target of less than $4,000,000 per quarter at these revenue levels, and provide strong performance leverage as we grow the business.

“Our first quarter of performance speaks to the success of our recent merger. We continue to see expanded opportunities for growth in all sectors of our business and have a very talented management team and staff that knows how to deliver.”

Status of Audit and Period Report Filings

SANZ acquired Solunet Storage (d/b/a StorNet Solutions) effective April 1, 2003 in a transaction accounted for as a reverse acquisition, an accounting treatment that treats Solunet Storage as the acquirer for accounting purposes. Details of the transaction were reported in the Company’s Form 8-K dated April 4, 2003. Accordingly, the historical financial statements of Solunet Storage and its accounting predecessor StorNet Inc. have become, and will henceforth be reported as, the historical financial statements of SANZ, and the assets and liabilities of SANZ will be accounted for under the purchase method of accounting.

Solunet Storage and its accounting predecessor StorNet Inc. were both private companies, and did not have audited financial statements at the time of the acquisition. Accordingly, SANZ has undertaken to have audits conducted of the required prior periods. Those audits are anticipated to be completed soon, but have not been completed at a date that will enable a timely filing of the Company’s Form 10-QSB. The Company has similarly not timely filed an amendment to its Current Report on Form 8-K reporting the acquisition, in which it is required to report the historical financial statements of Solunet Storage and pro forma combined financial statements for SANZ and Solunet Storage. The Company and its independent auditors are working diligently to complete those audits as expeditiously as is prudent. While the Company cannot currently state definitively when it will be in a position to file a Form 10-QSB reporting its second quarter results and the Form 8-K amendment, it currently anticipates that it will complete the audits and file both such reports in mid-September, 2003. Until the audits are completed, it remains possible that items may be discovered in the process of auditing the financial statements of those prior periods that could affect the results of operations for the June quarter.

About SANZ

SANZ Inc. is a nationwide storage consulting and system integration firm focused exclusively on the design, deployment and support of intelligent data management. By utilizing a unique Tiered Storage(TM) Model, SANZ is able to deliver solutions that enable data driven corporations and government agencies to maximize the value of their IT investments and secure their business-critical environments. SANZ is a subsidiary of SAN Holdings. For additional information, contact Marie Gordon, Director of Marketing, 610-701-5824 or mgordon@sanz.com. For investor relations information, contact Ronald Both of Liolios Group Inc., 949-574-3860 or ron@liolios.com. Learn more about the company on the World Wide Web at www.sanz.com.

FORWARD-LOOKING STATEMENTS:

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to numerous risks and uncertainties. The Company intends that all forward-looking statements be subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other applicable federal securities laws. Any such forward-looking statements, which speak only as of the date made, represent management’s best judgment as to what may occur in the future. However, forward-looking statements are subject to known and unknown risks, uncertainties and important factors beyond the control of the Company that could cause actual results, performance, achievements or and events to differ materially from historical results of operations and events and those presently anticipated or projected. Factors that may cause such differences include, but are not limited to: the rate of growth in the market for data storage products generally and for the types of products we sell in particular; the continued and future acceptance of the products we sell; the presence of competitors with greater technical, marketing and financial resources; our ability to promptly and effectively respond to technological change to meet evolving customer needs; our ability to successfully expand our operations; and our success at integrating with our own operations the operations and management of any business we acquire. Additional factors are discussed in the Company’s Form 10-KSB for the year ended December 31, 2002, its Form 8-K dated April 4, 2003, and its other reports filed with the Securities and Exchange Commission, to which reference should be made.

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Contact:

Liolios Group Inc. for Storage Area Networks Ron Both 949/574-3860